EXHIBIT 23.02



                     CONSENT OF INDEPENDENT ACCOUNTANTS



   The Board of Directors of The Travelers Inc.:



   We consent to the incorporation by reference in the Registration Statement of The Travelers Inc. (the "Company") on Form S-3 (to be filed on or about June 10, 1994) of our report dated January 24, 1994 relating to our audit of the preacquisition consolidated balance sheets of The Travelers Corporation and Subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1993, (the preacquisition consolidated financial statements) which report is included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1993. We also consent to the reference to our firm under the caption "Experts."

                                               /s/ Coopers & Lybrand
   Hartford, Connecticut                           COOPERS & LYBRAND
   June 10, 1994